EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statements (Form S-3 Nos. 333-234537, and 333-268483) of Cytokinetics, Incorporated, and
2)
Registration Statements (Form S-8 Nos. 333-115146, 333-125973, 333-133323, 333-136524, 333-140963, 333-149713, 333-152850, 333-161116, 333-168520, 333-176089, 333-183091, 333-190458, 333-206101, 333-221348, 333-236889, 333-238786, 333-256054, 333-260840 and 333-265316) pertaining to the Amended and Restated 2004 Equity Incentive Plan of Cytokinetics, Incorporated;

of our reports dated March 1, 2023, with respect to the consolidated financial statements of Cytokinetics, Incorporated and the effectiveness of internal control over financial reporting of Cytokinetics, Incorporated included in this Annual Report (Form 10-K) of Cytokinetics, Incorporated for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Mateo, California

March 1, 2023